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                                                                    EXHIBIT 21.1



SUBSIDIARIES OF THE REGISTRANT


Name                               State of Incorporation   Percentage Owned
----------------------------       ----------------------   ----------------
American Casino Enterprises, Inc.       Nevada                   100%
American Care Group, Inc.               Nevada                   100%
Diversy Enterprises, Inc.               Nevada                   100%
F.A.S.T., Inc.                          Nevada                   100%
Fowler Card Club, Inc.                  California               100%
G & L Acquisition Corp.                 Nevada                   100%
Las Vegas Ad-Ventures                   Nevada                   100%
Nevada Publishing, Inc.                 Nevada                   100%
Millerton Games, Inc.                   California               100%
Motel Development, Inc.                 Nevada                   100%
Reservation Connection, Inc.            Nevada                   100%
Royal Reservation, Inc.                 Nevada                   100%
Trinidad Management, Inc.               Nevada                   100%